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                                                               Exhibit 23







                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and
the Retirement Committee
Ceridian Corporation:

We consent to incorporation by reference in the registration statement (No. 33-56325) on Form S-8 of Ceridian Corporation of our report dated May 17, 1996, relating to the statements of net assets available for benefits with fund information of the Ceridian Corporation Savings and Investment Plan as of December 31, 1995, and the related statement of changes in net assets available for benefits with fund information and
related supplemental schedules for the year ended December     1995 which
                                                           31,
report appears elsewhere in this December 31, 1995 annual report on Form 11-K of the Ceridian Corporation Savings and Investment Plan.




                                        /s/KPMG Peat Marwick
                                        KPMG Peat Marwick




Minneapolis, Minnesota
June 24, 1996

























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